LISTING OF SUBSIDIARIES


                                                                 Percentage
                                                                 of Voting
                                                   Place of      Securities
                    Name                         Organization      Owned
--------------------------------------------     ------------    ----------

Significant subsidiaries of the company:

  Acme Brick Company                               Delaware         100%
  American Tile Supply, Inc.                       Delaware         100%
  Featherlite Building Products Corporation        Delaware         100%
  Footwear Management Company                      Delaware         100%
     d/b/a Justin Boot Company
     d/b/a Nocona Boot Company
     d/b/a Tony Lama Company, Inc.
  Justin Management Company                        Delaware         100%
     d/b/a Justin Management Company
     d/b/a Northland Publishing Company, Inc.
  Tradewinds Technologies, Inc.                    Delaware         100%

  All other subsidiaries are omitted from this list because they do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary. All wholly-owned subsidiaries are included in the consolidated financial statements.